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                                                                      EXHIBIT 21


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                                                                      EXHIBIT 21

                    SUBSIDIARIES OF FIRST BRANDS CORPORATION

     (Unless  otherwise noted,  the following  are wholly-owned  subsidiaries of
First  Brands  Corporation,   a  Delaware  Corporation.   The  state  or   other
jurisdiction of incorporation is provided in parentheses.)

     Paulsboro Packaging, Inc. (New Jersey)

     First Brands Properties Inc. (Delaware)

          First Brands Acquisitions Inc. (Delaware) [wholly owned by First Brands Properties Inc.]

          A & M Products Inc. (Texas) [wholly owned by First Brands Acquisitions Inc.]

     Himolene Incorporated (Delaware)

     STP Consumer Services Inc. (Delaware)

     STP Products, Inc. (Delaware)

     Antifreeze Technology Systems, Inc. (Delaware)

     Antifreeze Products, Inc. (Delaware)

     First Brands Funding Inc. (Delaware)

     Polysak, Inc. (Connecticut)

     First Brands International, Inc. (Delaware)

     STP Corporation (Delaware)

     First Brands Holdings Corporation (Canada)

          First Brands (Canada) Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

          STP   Scientifically   Tested   Products  of   Canada   Ltd.  (Canada)
     [wholly-owned by First Brands Holdings Corporation]

          Renaissance: A Resource Recovery Corporation (Canada) [wholly-owned by First Brands Holdings Corporation]

          Multifoil Holdings (Pty) Limited (South Africa) [79% owned by First Brands Holdings Corporation]

     First Brands Asia Limited (Hong Kong)

          First Brands (Guangzhou) Ltd. (China) [51% owned by First Brands Asia Limited]

     First Brands Mexicana, S.A. de C.V. (Mexico)

          Fabricante de Productos Plasticos, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

          Comercial First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

          Distribuidora First Brands, S.A. de C.V. (Mexico) [wholly-owned by First Brands Mexicana, S.A. de C.V.]

     First Brands Philippines, Inc. (Philippines)

     First Brands Puerto Rico, Inc. (Puerto Rico)

     STP International (Australia) Pty. Ltd. (Australia)

     First Brands Europe Limited (United Kingdom)

          STP First Brands Espana, S. L. (Spain) [wholly-owned by STP (Europe) Limited]

     STP Corporation (Deutschland) GmbH (Germany)

     STP Products (New Zealand) Limited (New Zealand)